As filed with the Securities and Exchange Commission on February 20, 2018 Commission File No.333-222631

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM S-1/A

Registration Statement under the Securities Act of 1933

ADORBS INC.

(Name of issuer in its charter)

Nevada	5651	82-315523
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Adorbs Inc.

234 E. Beech Street

Long Beach, NY 11561

516-544-2812

(Address and telephone number of principal executive offices)

Vcorp Services, LLC

701 S. Carson Street, Suite 200

Carson City, NV 89701 (888) 528-2677

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC, 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.001 par value per share	20,000,000	$.01	$200,000	$24.90

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to completion January 19, 2018

ADORBS INC.

20,000,000 Shares of Common Stock

Adorbs Inc. (“Adorbs” or the “Company”) is offering a maximum of 20,000,000 shares of our common stock at $.01 per share (the “Shares”), in a best effort, direct public offering, by our officer and director. There is no minimum proceeds threshold for the offering. The offering will terminate within 360 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Adorbs is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. None of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our shares of common stock.

The Company intends to engage a market maker to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB. To be quoted on the OTCQB, a market maker must file an application on the Company’s behalf to make a market in the common stock. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.01	$0	$.01

Total Maximum	$200,000	$0	$200,000

(1) Our shares in this offering will be sold exclusively by our officer and director for no compensation. There are no underwriting commissions involved in this offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $15,000. Adorbs does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2018

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until ________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

General Information about our Company

Adorbs Inc. (“Adorbs”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017. Adorbs is a developmental stage corporation formed to provide mostly organic children’s clothing designed to be cute, comfortable, and trendy. The vision of Adorbs is bright, basic & comfortable organic clothes, if the price of organic material makes financial sense, including wearable and comfortable cute clothes, leggings, t-shirt, sweatshirts, skirts, dresses, and onesies (the “Clothing Line”). The clothing has and will have basic bold colors, such as black, red, orange, yellow, green, grey, blue, purple, and fuchsia. It includes and will include, a variety of ideas with patch work, appliqué, food, emojis, animals, letters, words. This way, a child could tell a story about their clothing.

Furthermore, the Company has applied for the word mark ADORBS: U.S. Application Serial No. 87/752,589, as well as the Adorbs logo: U.S. Application Serial No. 87/752,591.

Adorbs is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” Adorbs is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an “emerging growth company”, Adorbs is not required to comply with the requirement to provide an auditor’s attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as Adorbs qualifies as an “emerging growth company.” However, an “emerging growth company” is not exempt from the requirement to perform management’s assessment of internal control over financial reporting.

Adorbs plans to market the Clothing Line via Amazon, Zulily, our own website, local clothing stores and local community events. Adorbs plans to position itself deep in the children’s clothing industry by introducing new styles and designs on an ongoing basis, while continuing to utilize mostly organic materials, if fiscally responsible.

Current management is comprised of Rebecca Jill Lazar, President. Due to the development stage of the Company, Ms. Lazar distributes part of her time toward the everyday operations and forward movement of the corporation. Ms. Lazar’s responsibilities include acting as the company’s creative designer as well as determining the overall design direction of the company and its marketing strategy. Ms. Lazar has cultivated relationships with children’s clothing stores and manufacturers. Ms. Lazar and her relationships with targeted consultants should help her in her efforts to further the development of operations during the development stage of the Company.

Operations to date have been devoted primarily to start-up, development activities, and initial sales, which include the following:

1.	Development stage design and manufacturing;

2.	Website design;

3.	Due diligence continuing on potential market outlets;

4.	Initiated contacts with contractors to help with development;

5. 6.	Initial sales of products; and Conducted research on children’s demographics.

Adorbs has identified the following challenges to its success:

1.	Increase sales and styles of mostly organic children’s clothing; The Company is continuing to perform the necessary due diligence and undertaking the necessary steps and procedures, so our clothing will hopefully be widely accepted by our targeted market.

2.	Effective Marketing Campaign: In order to effectively enter our targeted market, Adorbs plans to use a multi-faceted marketing plan that includes a high-end web site, targeted print media, and target specific distribution channels using independent representatives. As the Company gains more recognition in the marketplace we plan to have independent commissioned sales representatives work as middlemen between Adorbs and retailers. Their responsibilities include approaching large retailers, work trade shows and employ creative marketing techniques to attract boutique type retailers and shops.

3.	Constantly monitor and appeal to our target market: We plan to constantly monitor our target market and place a personal emphasis on quality. Our overall business structure we plan to be geographically accessible (localized design and manufacturing capabilities) in an ultimate goal to be able to respond quickly to the markets potentially changing desires and demands.

The Company believes that raising $200,000 through the best efforts sale of common equity is sufficient for the Company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to increase the Clothing Line and to become a fully reporting company. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Adorbs currently has one officer and director. This individual allocates time and personal resources to Adorbs on a part-time basis and devotes approximately 27 hours a week to the Company. Once the public offering is closed, Ms. Lazar plans to spend the time necessary to oversee the product development, manufacturing, sales and marketing campaigns, website design, and direct the primary operations of the business.

As of the date of this Prospectus, Adorbs has 21,000,000 shares of $0.001 par value common stock issued and outstanding. On November 29, 2017, the Company issued 3,000,000 shares of 0.001 par value common stock to Rebecca Jill Lazar, an officer and director, in exchange for cash of $3,000, 11,000,000 shares of common stock on January 16, 2018 in exchange for $11,000, and 7,000,000 shares of common stock to Rebecca Jill Lazar in exchange for $7,000., pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Adorbs has administrative offices located at 234 E. Beech Street, Long Beach, NY 11561. Ms. Lazar, our sole office and director, provides the office on a rent-free basis.

Adorb’s fiscal year end is December 31.

The Terms of the Offering

Securities Being Offered	Up to 20,000,000 Shares of common stock

Minimum Securities Being Offered:	There is no minimum number of shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:	We will sell our shares at a fixed price of $.01 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:	The offering will conclude when all of the 20,000,000 shares of common stock have been sold or 360 days from the date of this prospectus, whichever occurs earlier. We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And Outstanding Before Offering:	21,000,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	41,000,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled “Financial Statements.” You should read this summary financial information in conjunction with the section entitled “Management’s Discussion and Analysis,” our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of December 31, 2017

Since Inception
Revenues	$84.00
Expenses	$12,165.00
Profit (Loss) before income taxes	$12,132.00
Provision for income taxes	$0.00
Net loss	$12,132.00

Balance Sheet Information:

As of December 31, 2017

Total Assets	$16,764.00
Total Liabilities	$25,896.00
Common stock and paid in capital	$3,000.00
Total stockholders’ equity	$(9,132.00)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Adorbs Inc.

Our Officer and Director has No Previous Experience in the Management of a Company Providing Products for the Clothing Line in the Children’s Clothing Industry

Ms. Lazar has some experience in producing organic children clothing. However, she has no specific experience in establishing and managing a public company engaged in producing mostly organic children’s clothing. Our management may not be fully aware of the specific requirements related to running a company within this industry, and the Company will be relying heavily on the experience and business acumen of the President to establish an effective ongoing business strategy for our future operations. Our management’s decisions and choices may not take into account standard procedures or managerial approaches companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this field.

Uncertainty as a Going Concern

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the period ended December 31, 2017 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have generated limited revenues, have suffered losses from operations and require additional financing. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations arising from normal business operations. There can be no assurance that Adorbs will be able to attain profitable operations or raise the additional funding needed to fully implement our business plan.

Our Business Plan and Operational Structure May Change

As an emerging company, we continually analyze our business plan and operations in the light of current trends within the children’s clothing industry. As a result of our ongoing analyses, we may decide to make substantial changes in our business plan and operations. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our overall business plan. Currently, the Company has no intention of changing its business model or operational structure.

Limited Capital and Need for Additional Financing

The funds currently available to us are inadequate to further our business plan for the next twelve months. Until we have achieved revenues sufficient for us to break-even, we will not be a self-sustaining entity, which could adversely impact our ability to be competitive in the organic children’s clothing space in which we operate. We require additional funding for continued operations and will therefore be dependent upon our ability to raise additional funds through bank borrowing, equity or debt financing or asset sales. We expect to access the public and private equity and/or debt markets periodically to obtain the funds we need to support our operations and continued growth. There is no assurance that we will be able to raise sufficient funds in this offering or to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us in order to continue our operations or further our business plan. If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively. If we cannot obtain needed funds, we may be forced to curtail or cease Adorbs activities altogether. When additional shares are issued to obtain financing, current shareholders will suffer a dilutive effect on their percentage of stock ownership. There is no certainty that our expenditures will result in a profitable business as proposed.

Adorbs May Incur Losses for the Foreseeable Future

We expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Our expenses will continue to increase as we continue to develop the operations necessary to further our business plan. We cannot now determine the amount by which our expenses will increase as we grow and hire additional employees, implement our marketing plans, pursue research and development of our products, etc. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of the shares for current shareholders.

Changes in U.S., Global, or Regional Economic Conditions

We are susceptible to adverse impacts caused by domestic and/or international economic downturns (including the current challenging economic landscape) in the children’s clothing markets in which we operate. A decline in economic activity in the U.S. and other regions of the world can adversely affect demand for Clothing Line, thus reducing our revenue. Additionally, an increase in price levels generally, or in price levels in a particular sector, such as the mostly organic materials, could result in an increase in the price of the products we offer or the types of products we offer, which could also adversely affect our revenues and, at the same time, increase our costs. Economic conditions can also impair the ability of those with whom we anticipate to do business to satisfy their obligations to us. There can be no assurance that we will survive any such economic downturn, or if we do survive, that we will be capable of executing or furthering, to any meaningful degree, the originally conceived business plans.

Changes in Public and Consumer Tastes and Preferences for Organic Children’s Clothing

We manufacture mostly organic children’s clothing whose success depends substantially on consumer tastes and preferences that change in often unpredictable ways. For purposes of demand and marketability, utilizing a trend/genre that is currently on the edge of popularity is vital, as the success of our business will depend on our ability to consistently create and sell clothing that meets the changing preferences of the broad consumer market. Moreover, since we create our products on-spec (non-commissioned and unsolicited), we may invest considerable time and efforts before we learn the extent to which our product will earn consumer acceptance. If our products do not achieve sufficient consumer acceptance, our revenue from the sale of our products may decline or fail to grow to the extent we anticipate and thereby adversely affect the profitability of our business.

Lack of Diversification

Currently, Adorbs has no employees and its management consists of one member – our sole officer and director Rebecca Jill Lazar. Our size makes it unlikely that we will be able to commit our funds to diversify the business until Adorbs has a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in similar businesses.

Competition from Other Clothing Companies

The clothing industry is intensely competitive and fragmented. While we are different because of the mostly organic material we use, or plan to use, we will compete against a large number of well-established companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small and specialty businesses engaged in producing specialize children’s clothing in a similar manner as Adorbs. We cannot assure you that we will be able to compete effectively with any competitor or that the competitive pressures faced by us will not harm our business. Such intense competition will limit our opportunities and have a materially adverse effect on our profitability or viability.

Although we have applied for Intellectual property protection, we do not Yet Have It Which May Result in Aiding Our Competitors.

While the Company has applied for the word mark ADORBS: U.S. Application Serial No. 87/752,589, as well as the Adorbs logo: U.S. Application Serial No. 87/752,591, we currently lack intellectual property protection and thus competitors may trademark our designs, challenge our right to use anticipated trademarks or to produce our products, or begin producing similar clothing from organic materials, which may result in us being unable to produce any product or face additional competitors.  As a result, the Company may be unable to continue to compete with competitors able to finance intellectual property protection who may tie up our designs or begin using the same organic materials that currently sets us apart. The Company may incur financial liability and fines due to our potential infringement upon the intellectual property of others.

The Company Has Limited Manufacturing Sources, No Warehousing Facility and a Limited Distribution Network Which May Cause the Company to Cease Business.

The Company has limited manufacturing sources, no warehousing facility and a limited distribution network at this time and these will all have to be found in order for the Company to successfully achieve profitability. In the event that these are not located, the Company may not achieve profitability or may cease to do business.

Our Continued Operations Depend on the Public’s Acceptance of Our Product Lines. If the Public Doesn’t Find Our Clothing Desirable and Suitable for Purchase And We Cannot Establish A Customer Base, We May Not Be Able To Generate Any Revenues, Which Would Result In A Failure Of Our Business And A Loss Of Any Investment You Make In Our Shares.

The ability to develop clothing lines that the market finds desirable and willing to purchase is critically important to our success. We cannot be certain that garments and clothing lines we offer will be appealing to the market and as a result there may not be any demand and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter, or develop new garments or lines of clothing in the future that the markets demand for these will develop and this could adversely affect our business and any possible revenues.

Limited Industry Relationships and Agreements and Organic Guarantees

Other than a factory in India, Adorbs does not currently have any relationships or agreements with manufacturers, distributors or retail stores. Furthermore, the relationships we do have may fail to provide true organic material which may cause customer dissatisfaction or claims of a lack of truth in advertising. This lack of industry connections may make it more difficult for Adorbs to sell its products in the future.

Dependence on the Maintenance of Intellectual Property Rights in Our Products

Adorbs has applied for the word mark ADORBS: U.S. Application Serial No. 87/752,589, as well as the Adorbs logo: U.S. Application Serial No. 87/752,591. With respect to intellectual property developed by the Company, the Company is subject to the risk of challenges to our concept rights by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. The Company is not aware of any challenges to its intellectual property rights that it currently foresees having a material effect on its operations.

Inability to Attract and Retain Qualified Personnel

Adorbs management team currently consists of one member – sole officer and director Rebecca Jill Lazar. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Loss of Services of Key Personnel

Our future success depends in a large part upon the continued contributions and services of our President, Rebecca Jill Lazar. Ms. Lazar is the sole provider of our products, as well as its sole officer, director and current investor. Ms. Lazar would be very difficult to replace. This individual is critical to the overall management of Adorbs. The loss of the key contributor, or the failure of Ms. Lazar to perform, could materially and adversely affect Adorbs’s performance. We do not maintain any key-person life insurance policies.

Indemnification Requirements

Adorbs may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of Adorbs. Such liabilities may be material. The indemnification obligations of Adorbs would be payable from the assets of Adorbs, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

Adorbs must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. Adorbs must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify Adorbs’s existing financial and accounting systems, take a significant period of time to complete, and distract Adorbs’s sole officer and director from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of Adorbs’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair Adorbs’s ability to operate our business. In addition, investors’ perceptions that Adorbs’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on Adorbs’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect Adorbs’s reported financial results or the way we conduct our business.

Significant Costs of Operating as a Public Company

As a public company, Adorbs will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. Adorbs’s management needs to devote a substantial amount of time to compliance issues. Moreover, Adorbs’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect Adorbs. Such regulations could increase the cost of operating Adorbs and subject it to new regulatory filing or registration requirements.

The Impact of Governmental Regulation

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

Adorbs’s Short Existence and Lack of a Guaranty that the Company will continue to Generate Revenue in the Future

Adorbs has only been in existence since October 18, 2017. Therefore, the sample size of our operations is small. So, while we have generated revenue since inception, Adorbs can provide no assurances that it will continue to generate revenue in the future.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. While becoming invested in Adorbs could be a good opportunity to be involved in a fun, unique, comfortable and creative apparel line, prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the theater and film industry, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing May Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about Adorbs’s Business or if they issue an Adverse or Misleading Opinion Regarding Adorbs Stock, its Price and Trading Volume could Decline

The trading market for Adorbs’s common stock will be influenced by the research and reports that industry or securities analysts publish about Adorbs or its business, if any. Negative reports could have a negative impact on Adorbs’s stock price.

Our Shares will be deemed to be “Penny Stocks” and will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be “penny stocks” as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor’s ability to resell the shares at a time or price desired. See the section “Market for Common Equity and Related Stockholder Matters.”

We do not foresee paying Cash Dividends in the Foreseeable Future

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of a Trading Market

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets (“OTCQB”) following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Adorbs. Additionally, the IPO offering price of $.01 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. Assuming we are ever quoted on the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations Could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to Adorbs of undertaking the Offering. This could cause Adorbs to lose money by doing the Offering and cause an investor to lose his or her entire investment.

Under new SEC rules we may be able to incorporate future documents by reference which will make it more difficult for investors to locate all of our filings.

The SEC has recently published a new interim rule which allows a public company which is current with its reporting obligations to be able to incorporate future filings into registration statements on Form S-1, such as the registration statement of which this prospectus forms a part.  Prior to the adoption of such rule, issuers using a Form S-1 had to file post-effective amendments to make required disclosures.  Thus, investors wishing to view information about the offering and the issuer could locate all relevant information in one location.  However, we will now be able to incorporate all such future disclosures into this filing thereby requiring interested persons to search multiple filings to view all information about us.  This extra effort may have a chilling effect on potential investors who may choose not to pursue an interest in us which could reduce market activity for our stock and make it more difficult for an investor in our stock to sell their shares.  We intend to take advantage of this new rule.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $200,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($200,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, Adorbs would need $20,000, including capital raised in this offering. We anticipate to incur up to $19,675 in accounting, auditing, legal and offering expenses, $2,500 to maintain our general and administrative functions and $2,500 in operating and other expenses over the next twelve months. While Adorbs hopes to secure such funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease Adorbs activities altogether.

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$20,000	$50,000	$100,000	$150,000	$200,000
Offering Expenses (2)	$19,675	$19,675	$19,675	$19,675	$19,675
NET PROCEEDS	$325	$30,325	$80,325	$130,325	$180,325
General and Administrative Expense(3)	$250	$625	$1,250	$1,875	$2,500

Operating Funds (4)	$250	$625	$1,250	$1,875	$2,500

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Adorbs Inc. and the offering of the Shares including marketing and sales costs. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

(3) General and administrative expenses shall include the costs associated with being a reporting company under the Exchange Act. Additionally, general and administrative expenses include rent, telephone and utilities and running our office and accounting.

(4) Operating funds are used to pay the costs related to obtaining business supplies, marketing of our products, travel, etc. If less than 11% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our operating funds.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.01 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 20,000,000 shares of common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 21,000,000 issued and outstanding shares of Common Stock on January 19, 2018, our net tangible book value per share was $0.00043 per share.

After giving effect to the sale of the maximum of 20,000,000 Shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $200,000 to $190,868 or $0.0047 per share.

The following table illustrates the pro forma per share dilution described above assuming 20,000,000 shares are sold:

20,000,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.0004

Pro forma net tangible book value per share after the offering	$0.0047

Dilution per share to new investors	$0.0053

After giving effect to the sale of 75% of the Shares (15,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $150,000 to $140,868 or $0.0039 per share.

The following table illustrates the pro forma per share dilution described above assuming 15,000,000 shares are sold:

15,000,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.0004

Pro forma net tangible book value per share after the offering	$0.0039

Dilution per share to new investors	$0.0061

After giving effect to the sale of 50% of the Shares (10,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $100,000 to $90,868 or $0.0029 per share.

The following table illustrates the pro forma per share dilution described above assuming 10,000,000 shares are sold:

10,000,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.0004

Pro forma net tangible book value per share after the offering	$0.0029

Dilution per share to new investors	$0.0071

After giving effect to the sale of 25% of the Shares (5,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $50,000 to $40,868 $0.0016 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold:

5,000,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.0004

Pro forma net tangible book value per share after the offering	$0.0016

Dilution per share to new investors	$0.0084

After giving effect to the sale of 10% of the Shares (2,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $20,000 to $10,868 or $0.0005 per share.

The following table illustrates the pro forma per share dilution described above assuming 2,000,000 shares are sold:

2,000,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.0004

Pro forma net tangible book value per share after the offering	$0.0005

Dilution per share to new investors	$0.0095

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of 20,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$21,000	10%	21,000,000	51%
New Investors	$200,000	90%	20,000,000	49%

	Investment	100%	Stock Ownership	100%
75% Offering of 15,000,000 Shares
Current Stockholders	$21,000	12%	21,000,0000	58%
New Investors	$150,000	88%	15,000,000	42%

	Investment	100%	Stock Ownership	100%
50% Offering of 10,000,000 Shares
Current Stockholders	$21,000	17%	21,000,000	68%
New Investors	$100,000	83%	10,000,000	32%

	Investment	%	Stock Ownership	%
25% Offering of 5,000,000 Shares
Current Stockholders	$21,000	30%	21,000,000	81%
New Investors	$50,000	70%	5,000,000	19%

	Investment	100%	Stock Ownership	100%
10% Offering of 2,000,000 Shares
Current Stockholders	$21,000	51%	21,000,000	91%
New Investors	$20,000	49%	2,000,000	9%

	Investment	100%	Stock Ownership	100%

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. There is no guarantee that the shares being offered in this prospectus will ever be quoted on the OTCQB or any exchange. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 20,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.01 per share. The offering will terminate 360 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 20,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $19,675.

We will sell the shares in this Offering exclusively through our officer and director. She will receive no commission from the sale of any Shares. She will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Ms. Lazar may rely upon Rule 3a4-1 because (i) she is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) she will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) she is not an associated person of a broker or dealer, (iv) she will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) she was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) she does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Ms. Lazar will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Ms. Lazar shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

   1. Execute and deliver a subscription agreement, and

   2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to “Adorbs Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Adorbs accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

OUR BUSINESS DESCRIPTION, BUSINESS PURPOSE AND OPERATIONS

Adorbs Inc. (“Adorbs”, or the “Company”) was incorporated under the laws of the State of Nevada on October 18, 2017. Adorbs is a developmental stage corporation formed to provide mostly organic children’s clothing designed to be cute, comfortable, and trendy. The vision of Adorbs is bright, basic & comfortable organic clothes, if the price of organic material makes financial sense, including wearable and comfortable cute clothes, leggings, t-shirt, sweatshirts, skirts, dresses, and onesies (the “Clothing Line”). The clothing has and will have basic bold colors, such as black, red, orange, yellow, green, grey, blue, purple, and fuchsia. It includes and will include, a variety of ideas with patch work, appliqué, food, emojis, animals, letters, words. This way, a child could tell a story about their clothing. We received our initial funding of $21,859 in the form of loan from the Rebecca Lazar and an additional $3,000 through the sale of common stock to Ms. Lazar who purchased 3,000,000 shares of our Common Stock on November 29, 2017. On January 16, 2018, the Company issued an additional 11,000,000 shares of common stock to Rebecca Lazar at par for a total of $11,000. On January 17, 2018, the Company issued an additional 7,000,000 shares of common stock to Rebecca Lazar at par for a total of $7,000.

Our principal executive offices are located at 234 E. Beech Street, Long Beach, NY 11561, our telephone number is 516-544-2812.

Adorbs is a developmental stage corporation that is dedicated to the creation and commercialization of children’s clothing with organic materials, when possible.

The key to our success lies in the Company’s ability to design quality, comfortable, cute, affordable, trendy clothes for children that children want to wear. Children will eager to wear Adorbs Apparel and feel empowered to wear the clothing geared specifically tailored to individual style and trends. We will tap into the existing children’s clothing market and reach the large audience of buyers. We will be producing apparel based on current colors and designs.

The Company has applied for the word mark ADORBS: U.S. Application Serial No. 87/752,589, as well as the Adorbs logo: U.S. Application Serial No. 87/752,591.

Since our inception, we have commenced our business operations, including selling a variety of embellished apparel of high quality clothing. We anticipate that, as the Company grows over the next twelve months, Adorbs will be able to expand its management team and add to the Board of Directors.

Our operations to date have been devoted primarily to startup and development activities and the production and sale of our initial products:

1. Incorporation of the Company;

2. Initial funding from our Founder;

3. Carrying out of our business plan;

4. Initial procurement of prospective clientele for our products.

5. Product development and securing our first four sales.

As an emerging company, we continually analyze our business plan and operations in the light of current trends within the theater and film entertainment, market conditions and developments. We intend to become a self-sustained operational entity. In order to generate revenues, the management will aim to maximize the Company’s business value by creating competitive products, addressing market and competition, utilizing specific marketing strategies, and establishing growth strategy for our company.

OUR PRINCIPAL PRODUCTS AND SERVICES

The Company develops bright, basic & comfortable organic clothes, if the price of organic material makes financial sense, including wearable and comfortable cute clothes, leggings, t-shirt, sweatshirts, skirts, dresses, and onesies. The clothing has and will have basic bold colors, such as black, red, orange, yellow, green, grey, blue, purple, and fuchsia. It includes and will include, a variety of ideas with patch work, appliqué, food, emojis, animals, letters, words. This way, a child could tell a story about their clothing.

Ordering from the website, in addition to choosing size with a scroll bar, the buyer can choose the applique design. As an example, choose the color, size of leggings and choose the design with apples, butterflies or smiles.

We have engaged Pluton Clothing as our distributor. Pluton is a manufacturer in India. Our production is being imported from India.  The shipping company is Transgroup International.  The clothing is exported out of the port of Tirupur India via ocean freight and the port of discharge is New York, where it then shall be delivered to the Adorbs headquarters.

OUR PROPOSED REVENUE MODEL

Our proposed revenue model is to sell the Clothing Line via Amazon, Zulily, our own website Adorbskids.com, local clothing stores and local community events.

TARGET MARKET AND OUR NICHE WITHIN

It is essential for the Company’s success to identify a niche in the children’s clothing industry. We will target young mothers and their children by creating clothes that are fun and tell stories about the children.

COMPETITION, OUR COMPETITIVE STRATEGY AND METHODS OF COMPETITION

The children’s clothing industry is highly competitive, and our Company faces competition ranging from large and well established companies to thousands of small mom and pop designers. We hope that if we are able to incorporate as much organic material into the Clothing Line, we will be able to differentiate ourselves

Our competitive strategy is based on the facts that while Adorbs is at a significant disadvantage to more established competitors due to our lack of financial resources and scarcity of relationships, we hope to stand out by using organic materials. It takes skills, knowledge and contacts to develop and sell products similar to ours. The Company believes that Ms. Lazar’s vision may allow us to tap into the organic and non-organic children’s clothing industry with a certain level of credibility. We will aim to produce creatively unique products to gain the competitive edge we need while watching closely for emerging trends.

MARKETING, MARKETING OBJECTIVES AND STRATEGIES

Adorbs markets its products and services directly to the children’s clothing community, focusing specifically on dressing children in high quality clothes that are comfortable and fun.

Our Marketing Objectives are as follows:

●	Establishing and promoting our presence in our selected targeted market

●	Building a network of retailers

To promote and market our products and services, we may incorporate the following strategies:

●	Establishing online presence by designing a corporate website reflecting our products and. We will also engage in a search engine optimization campaign to improve visibility of our website and assist us with awareness for our products and services. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines.

●	Approaching our industry target market by email. The most basic method of contacting is a carefully thought out query letter, sent via email, which consists of a one-paragraph synopsis of our products.

●	Engaging a PR campaign to obtain publicity and increase visibility for our business.

●	Participating in local community events.

Currently, Ms. Lazar promotes our products through many channels, local stores and community events. While Ms. Lazar has limited experience in developing and expanding a client base and marketing products to them, we anticipate that, as the Company grows over the next twelve months, pools of expertise will be acquired by recruiting within the children’s clothing industry and by the use of marketing consultants, which will allow qualified individuals to join Ms. Lazar on our management team and Board of Directors.

STATUS OF NEW PRODUCTS OR SERVICES

Since our inception, we have sold 4 products for a total of $84. All of the products are being developed internally by Ms. Lazar.

Upon completion of new products, we will start marketing them. Although we cannot guarantee that our products will obtain any interest from consumers, we will continue to follow our business plan to provide products to the children’s clothing community.

COPYRIGHT PROTECTION

To-date, the Company has not yet filed any copyright applications or otherwise sought to register our product designs. However, in the future we intend to seek registration for those unique designs that warrant protection.

RESEARCH AND DEVELOPMENT

The Company has not expended funds for research and development costs since inception. Other than utilizing Ms. Lazar’s experiences and available industry and marketing information, Adorbs has not undertaken any research and development activities regarding our target market and marketability of our products.

OUR GROWTH STRATEGY MODEL

Our mission is to maximize shareholder value by creating and commercializing the Clothing Line with the aim of achieving profitability and sustaining growth of our business. We are attempting to advance Adorbs to become a self-sustained and profitable operational entity. To achieve and sustain business growth in the next 12 to 36 months, we will aim to implement a three-prong growth strategy model which consists of the following elements:

●	Streamlining core business

●	Target market penetration

●	Utilizing business alliance opportunities

To streamline our core business, we will look to organize our product development and marketing operations in the most efficient manner so that a quality product is developed and sold on a continuous basis. Adorbs will seek to hire additional staff to handle administrative and customer procurement functions; outsource certain aspects of product development or engage playwrights and screenwriters to develop new intellectual property more efficiently; and add experienced professionals to the Board of Directors to oversee the company and provide professional stature to the operations. We believe that successful implementation of this strategy will provide Adorbs with a certain degree of name recognition within the children’s clothing community and a network of useful business relationships.

CHILDREN’S CLOTHING INDUSTRY

Children’s fashion consciousness and decision making in what they wear has developed greatly drive the industry market. Increased resources available per child has increased consumerism promoting kids apparel choices. Durable Organic clothing designs made from environmental ingredients has a strong demand.

OUR SIGNIFICANT EMPLOYEE

We currently have one employee, Ms. Lazar who is our founder and serves as our sole officer and director. Ms. Lazar currently devotes 28 hours per week to our business and is responsible for our daily operations including product development, sales and marketing, fund raising, implementation of our general strategy and execution of our business plan.

Our future business and operating results depend significantly on the continued contributions and active participation of Ms. Lazar. This individual would be difficult or impossible to replace. The loss of this key contributor, or his failure to perform, could materially and adversely affect our Company’s operations. While we may obtain Key Man insurance, such insurance may not be sufficient to cover the loss incurred in the event this executive officer is lost.

Currently, our officer and director receives no compensation for her services during the development stage of our business operations. She is reimbursed for any out-of-pocket expenses she may incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We anticipate adding four (4) employees over the next twelve (12) months. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operation

Our plan of operation for the next 12 months is to continue developing the Clothing Line. The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our sole officer and director. We will require the funding from our offering in order to fully implement our business plan.

The following table below outlines how we plan to use the proceeds from the offering. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director has verbally agreed to advance the Company funds to complete the registration process. They are estimates only and the actual amount of proceeds realized may differ from the amounts summarized below.

Category	Planned Expenditures Over the Next 12 Months
Advertising & Marketing	$50,000
Website Design	$15,000
Clothing Line Production	$60,000
Accounting, Auditing & Legal	$20,000
General & Administrative	$15,000
Working Capital	$40,000
TOTAL PROCEEDS TO COMPANY	$200,000

The milestones for the twelve months following funding from the offering are listed below:

FIRST QUARTER

We estimate that in addition to sold products we will have 8,200 inventory items ready for sale within the next 45 days. We will then commence a marketing campaign utilizing our marking strategies in attempt to secure a sale or option contract. The marketing campaign may include engaging a PR campaign, creating Internet advertising and developing relationships with independent clothing stores.

We plan to use services of a website designer to professionally develop the Company’s website. During the 1st Quarter we will complete the website for Adorbs. In addition to showcasing our products offered, the site will also reflect the genre and scope we work in and advertise developed products. The site will give a sampling of our work and our organic materials.

Furthermore, we will begin local events for us to participate in to gain exposure. These events will also serve as a vehicle to secure valuable industry introductions and relationships.

We will conduct interviews to additional staff to handle administrative and customer procurement functions.

Category	Estimated Expenses for the First Quarter
Advertising & Marketing	$12,500
Website Design	$3,750
Clothing Line Production	$15,000
Accounting, Auditing & Legal	$5,000
General & Administrative	$3,750
Working Capital	$10,000
TOTAL	$50,000

SECOND QUARTER

If funds are available, we will hire a part-time assistant who will be tasked with many aspects of our operation ranging from administrative responsibilities to customer procurement.

We will engage in a search engine optimization campaign to assist us with online awareness for our products and services. Search engine optimization is the process of improving the visibility of a website in search engines. In general, the higher on the page and more frequently a site appears in the search results list, the more visitors it will receive from the search engine’s users. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines. A search engine optimization campaign would assist our Company in attracting incremental business.

We will continue to develop new products during this quarter. The Company can provide no assurances that our products will garner any interest, but will continue its efforts in pursuing industry connections and creating visibility for our name.

Category	Estimated Expenses for the Second Quarter
Advertising & Marketing	$12,500
Website Design	$3,750
Clothing Line Production	$15,000
Accounting, Auditing & Legal	$5,000
General & Administrative	$3,750
Working Capital	$10,000
TOTAL	$50,000

THIRD QUARTER

During the 3rd Quarter we will focus on streamlining our operations and securing contracts with retailers on a continuous basis. We will seek to outsource certain aspects of services and product development. At this stage, we will continue producing the Clothing Line.

Furthermore, we will seek experienced professionals within the clothing industry to add to our Board of Directors to oversee the company and provide professional stature to our operations. We will continue to market our products. We believe that by the end of this quarter Adorbs will be afforded a certain degree of name recognition within our target market and have a network of useful business relationships.

Category	Estimated Expenses for the Third Quarter
Advertising & Marketing	$12,500
Website Design	$3,750
Clothing Line Production	$15,000
Accounting, Auditing & Legal	$5,000
General & Administrative	$3,750
Working Capital	$10,000
TOTAL	$50,000

FOURTH QUARTER

In addition to developing products, during the 4th Quarter we will commence aggressively seeking opportunities in procuring customers and retailers. We will look into utilizing our Target Market Penetration growth strategy to discover underserved customer groups and ascertain hidden growth opportunities. During this process, we intend to sub-segment existing customer groups based on newly current trends, with the purpose of formulating innovative and high-impact value propositions for the most attractive sub-segments and further implementing the gained prospective in our products. We believe such approach will allow for a more efficient way to serve our proposed target market and simultaneously provide our Company with additional growth potential.

Category	Estimated Expenses for the Fourth Quarter
Advertising & Marketing	$12,500
Website Design	$3,750
Clothing Line Production	$15,000
Accounting, Auditing & Legal	$5,000
General & Administrative	$3,750
Working Capital	$10,000
TOTAL	$50,000

Liquidity

Currently, we are relying on equity capital and sales of our products and services. Currently, we pay costs associated with running a business on a day to day basis.

As of December 31, 2017 we had cash on hand of $16,764 with current liabilities of $25,896. We have incurred an aggregate loss from inception through December 31, 2017 of $12,132. We used cash of $8,095 in operating expenses from inception through December 31, 2017.

We believe that we will need a minimum of $200,000 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next twelve months. They are estimates only and derived from research and marketing data accumulated by our sole officer and director. We anticipate to incur up to $20,000 in accounting, auditing, legal and offering expenses, $15,000 to maintain our general and administrative functions and $165,000 in operating and other expenses over the next twelve month. We intend to raise the capital through the sale of shares of our common stock and through the sale of our products and services.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

From inception through December 31, 2017

Revenue

From inception through December 31, 2017, the Company generated 84 in revenues.

Expenses

From inception through December 31, 2017, we incurred operating expenses in the amount of $12,165 which consisted of general and administrative expenses and $7,300 of professional fees.

Net Loss

We had net loss of $12,132 from inception through December 31, 2017.

Equity and Capital Resources

To date, we have funded our operations through owner’s equity. From inception, we have not borrowed funds.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and further our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through December 31, 2017, we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Adorbs Inc.’s corporate and operational offices are headquartered at 234 E. Beech Street, Long Beach, NY 11561. Ms. Lazar, our sole office and director, provides the office on a rent free basis. While we are in the developmental stage, we will operate out of 234 E. Beech Street, Long Beach, NY 11561.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. Adorbs concluded that the following individual should serve as our director based on her creative abilities. Adorbs believes that her experience with children and clothing would be beneficial to the Company. The director holds office until his successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

Rebecca Jill Lazar	38	President, Treasurer, Secretary and Director	2017

Rebecca Jill Lazar – President, Treasurer, Secretary, and Director

Rebecca Lazar is a designer. She earned Bachelor of Arts and Master of Arts degrees. She studied at Boston University, Boston Architectural Center, and Columbia University. She is an art historian, artist, architect, interior designer, and scholar. Rebecca Lazar worked as a Curator in a variety of Art Museums. For the past five years she has been a full-time mother to three children.

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including /fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behaviour of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officer or director have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

We received our initial funding of $21,859 from its CEO and founder Rebecca Lazar. The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of January 19, 2018 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officer and director as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock
	Shares Beneficially	Prior to	After Offering
Name and Address of Beneficial Owner	Owned (1)	Offering

Rebecca Jill Lazar 234 E. Beech Street Long Beach, NY 11561	21,000,000	100%	51.21	%(2)

Officer with Director as a group (1)	21,000,000	100%	51.21	%(2)

(1)	Includes all shares each director and officer has the right to acquire within sixty days.

(2)	Assumes that all of the shares being offered are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company’s knowledge, there are no transactions during the Company’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $.001 par value per share, of which 21,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are not authorized to issue preferred stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company’s shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote 28 hours per week to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Ms. Lazar, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Ms. Lazar, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $75,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of December 31, 2017, all of our currently outstanding shares consist of 3,000,000 shares of restricted common stock. As of January 19, 2018, all of our currently outstanding shares consist of 21,000,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

We have yet to engage a transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of MICHAEL GILLESPIE & ASSOCIATES, PLLC, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number ____________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC’s website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Adorbs Inc.

234 E. Beech Street

Long Beach, NY 11561

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA    98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Adorbs Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Adorbs Inc. as of December 31, 2017 and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from October 18, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and the results of its operations and its cash flows for the period from October 18, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2018.

Seattle, Washington

January 17, 2018

ADORBS INC.

BALANCE SHEET

DECEMBER 31, 2017

2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,764
Total current assets	16,764

TOTAL ASSETS	$16,764

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	$4,037
Loan from related parties	21,859
Total current liabilities	25,896

Total liabilities	25,896

Commitments and Contingencies

STOCKHOLDERS’ DEFICIT
Common stock, par value $0.001 per share; 75,000,000 shares authorized; 3,000,000 shares issued and outstanding in 2017	3,000
Accumulated deficit	(12,132)
Total stockholders’ deficit	(9,132)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,764

The accompanying notes are an integral part of these financial statements.

ADORBS INC.

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (OCTOBER 18, 2017)

THROUGH DECEMBER 31, 2017

2017
REVENUES	$84

OPERATING EXPENSES:
Research and Development Costs	1,272
General and Administrative	3,593
Professional Fees	7,300
Total operating expenses	12,165

LOSS FROM OPERATIONS	(12,081)

OTHER EXPENSE:
Interest expense	(51)

NET LOSS	$(12,132)

Net loss per common share – basic and diluted	$—

Weighted average common shares outstanding – basic and diluted	1,223,684

The accompanying notes are an integral part of these financial statements.

ADORBS INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION (OCTOBER 18, 2017)

THROUGH DECEMBER 31, 2017

	Common Stock: Shares	Common Stock: Amount	Additional Paid in Capital	Deficit Accum	Other Comprehensive Income	Totals
Inception – October 18, 2017	—	$—	$—	$—	$—	$

Common stock issued to founder	3,000,000	3,000	—	—	—		3,000
Net loss for the period	—	—	—	(12,132)	—		(12,132)
Balance December 31, 2017	3,000,000	$3,000	$—	$(12,132)	$—		(9,132)

The accompanying notes are an integral part of these financial statements.

ADORBS INC.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (OCTOBER 18, 2017)

THROUGH DECEMBER 31, 2017

Cumulative From the Inception (October 18, 2017) to December 31, 2017
OPERATING ACTIVITIES:

Net loss	$(12,132)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in net assets and liabilities -
Prepaid expense	—
Accounts payable - trade	4,037
NET CASH USED IN OPERATING ACTIVITIES	(8,095)

FINANCING ACTIVITIES:
Proceeds from Related Party Debt	23,859
Proceeds from Issuance of Common Stock	3,000
Payments on Related Party Debt	(2,000)
Payments on Short-term debt
NET CASH PROVIDED BY FINANCING ACTIVITIES	24,859

NET INCREASE (DECREASE) IN CASH	16,764

CASH – BEGINNING OF PERIOD	0
CASH – END OF PERIOD	$16,764

The accompanying notes are an integral part of these financial statements.

ADORBS INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (OCTOBER 18, 2017)

THROUGH DECEMBER 31, 2017

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

Adorbs Inc is a Nevada corporation. Adorbs has administrative offices located at 234 E. Beech Street, Long Beach, NY 11561. Adorbs is a developmental stage corporation formed to provide mostly organic children’s clothing designed to be cute, comfortable, and trendy. The Company was incorporated under the laws of the State of Nevada on October 18, 2017. On that date, the Company was authorized to issue 75,000,000 shares of common stock at $0.001 par value.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

The Company has had minimal revenues from one customer in which four samples were sold on December 20, 2017 for a total of $84.

Furniture and Fixtures

Furniture and fixtures are recorded at cost and depreciated using the straight-line method at rates determined to estimate the useful lives of the assets.

Long-lived assets

The Company accounts for its long-lived assets in accordance with FASB ASC 360-10, “Property, Plant and Equipment” which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposal value.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value Measurement

The Company values its convertible notes and amounts due to related partings and short term loans payable under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 - Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal markets for these securities are the secondary institutional markets, and valuations are based on observable market data in those markets.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2017, and expenses for the year ended December 31, 2017, and cumulative from inception. Actual results could differ from those estimates made by management.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB’s new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

In March 2016, the FASB issued an accounting standards update that provides a new requirement to record all of the tax effects related to share-based payments at settlement (or expiration) through the income statement. This pronouncement is effective for annual reporting periods beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018, for nonpublic entities. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures

In August 2016, the FASB issued an accounting standards update addressing the classification and presentation of eight specific cash flow issues that currently result in diverse practices. The amendments provide guidance in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, and distributions received from equity method investees. This pronouncement is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, for nonpublic entities. The amendments in this ASU should be applied using a retrospective approach. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures.

Note 3 – Related party transactions

As of December 31, 2017, the Company had a loan payable of $21,859, respectively to Rebecca Lazar, President and Chief Executive Officer. This loan is unsecured, non-interest bearing, and has no specific terms for repayment.

Note 4 – Common stock

The Company is authorized to issue 75,000,000 shares of $.001 par value common stock. On November 29, 2017, the Company issued 3,000,000 shares of common stock with a par value of $0.001 to Rebecca Lazar, President & Chief Executive Officer for $3,000.

As of December 31, 2017 a total of 3,000,000 shares of common stock issued and outstanding.

Note 5 – Income Taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.

For the period ended December 31,	2017
Book loss for the year	$(12,216)
Adjustments:
Meals and entertainment	47
Tax loss for the year	(12,263)

Estimated effective tax rate	21%
Deferred tax asset	$12,132

Details for the last period are as follows:

For the period ended December 31,	2017
Deferred tax asset	$2,575
Valuation allowance	(2,575)
Current taxes payable	—
Income tax expense	$—

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire. The total NOL carry forward as of December 31, 2017 was $12,132 as itemized below:

Year	Amount	Expiration
2017	$12,132	2037

Note 6 – Subsequent events

On January 16, 2018, the Company issued 11,000,000 shares of common stock to Rebecca Lazar at par for a total of $11,000.

On January 17, 2018, the Company issued 7,000,000 shares of common stock to Rebecca Lazar at par for a total of $7,000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$24.90
Legal Fees	9,000.00
Accounting Fees	8,650.00
Printing and Engraving	2,000.00
Blue Sky Qualification Fees and Expenses
Transfer Agent Fee
Miscellaneous*	1,000.10

TOTAL	$19,675.00

* Estimated

ITEM 14.      INDEMNIFICATION OF DIRECTOR AND OFFICER

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officer, director and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant’s By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant’s consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant’s Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
NY	001	Rebecca Jill Lazar	________________ ________________ _______	.001	$3,000	234 E. Beech Street Long Beach, NY 11561	Cash	November 29, 2017	No	Section 4(a)(2)

NY	002	Rebecca Jill Lazar	________________ ________________ _______	.001	$11,000	234 E. Beech Street Long Beach, NY 11561	Cash	January 16, 2018	No	Section 4(a)(2)
NY	003	Rebecca Jill Lazar	________________ ________________ _______	.001	$7,000	234 E. Beech Street Long Beach, NY 11561	Cash	January 17, 2018	No	Section 4(a)(2)

On November 29, 2017, the Company issued 3,000,000 shares of 0.001 par value common stock to Rebecca Jill Lazar, an officer and director, in exchange for cash of $3,000.

On January 16, 2018, the Company issued 11,000,000 shares of common stock to Rebecca Jill Lazar at par for a total of $11,000.

On January 17, 2018, the Company issued 7,000,000 shares of common stock to Rebecca Jill Lazar at par for a total of $7,000.

These sales of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Ms. Lazar had fair access to and was in possession of all available material information about the Company, as she is the sole officer and director of Adorbs. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

ITEM 16.       EXHIBITS

3.1	Articles of Incorporation for Adorbs Inc.*
3.2	By-Laws of Adorbs Inc.*
5.1	Opinion of McMurdo Law Group, LLC, legal counsel
23.1	Consent of MICHAEL GILLESPIE & ASSOCIATES, PLL
23.2	Consent of McMurdo Law Group, LLC, Esq. (included in Exhibit 5.1)
99.1	Subscription Agreement*

* Filed as Exhibits to the Form S-1, filed on January 19, 2018, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.     That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.     The undersigned Registrant hereby undertakes that:

A.    For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Long Beach, New York on February 20, 2018.

ADORBS GROUP, INC.

By:	/s/ Rebecca Jill Lazar
Rebecca Jill Lazar, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Rebecca Jill Lazar	Dated: February 20, 2018
Rebecca Jill Lazar, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer